UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C. 20549






                         Form 8-K/A



              AMENDMENT NO. 2 TO CURRENT REPORT




           Pursuant to Section 13 or 15(d) of the
               Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):  February 9, 1994



                          JWP Inc.




Delaware                   0-2315                  11-2125338
(State of other        (Commission Files         (IRS Employer
jurisdiction of            Number)               Identification
incorporation)                                       Number)






   Six International Drive, Rye Brook, New York 10573-1058
          (Address of principal executive offices)


     Registrant's Telephone number including area code:
                       (914) 935-4000

        Amendment No. 2 to Current Report on Form 8-K

          The Current Report on Form 8-K filed on February 22, 1994 as amended by Amendment No. 1 filed on February 25, 1994 (the "Report") relating to JWP Inc., a Delaware corporation (the "Registrant") is hereby amended by this amendment No. 2, as indicated below.

Item 7 of the Report is hereby amended and restated in its entirety as follows:


ITEM 7.   Financial Statements, Pro Forma Financial
          Information, and Exhibits.

     (a)  Exhibits.

          1.   Press Release with respect to Chapter 11
               Proceeding of Registrant and resignation of its Chief Executive Officer.

          2.   Draft of report, dated September 30, 1992, by
               D & T, as special consultant to the
               Registrant, with respect to certain of the Registrant's accounting policies and procedures.

          3. Report by D & T dated February 26, 1993, with respect to the internal control structures of the Jamaica Water Supply Company.

          4.   Letter dated March 7, 1994 from E & Y to the
               Commission setting forth E & Y's response to the statements made herein by the Registrant.

          5.   Reports, each dated October 15, 1993, by
               D & T of the results of audits of the
               following retirement and welfare plans of the
               Registrant:

               a)   JWP Inc. 401(K) Retirement Savings Plan;

               b)   JWP Inc. Employee Stock Ownership Plan;

               c)   JWP Inc. Money Purchase Plan; and

               d)   JWP Inc. Employee Welfare Plan

          6. The Registrant has provided D & T with the opportunity to provide the Commission with any new information, clarify the Registrant's expression of its views or disagree with any statements made by the Registrant in response to Item 304(a). Upon receipt of any response from D & T, the Registrant will promptly file it as an exhibit to the filing.

                          SIGNATURE


Pursuant to the requirements of the Securities Exchange act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              JWP Inc.


Date:  March 16, 1994      By:  /s/ Stephen H. Meyers
                                  Name:  Stephen H. Meyers
                                  Title: Senior Vice
                                         President - Finance